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                                                                     EXHIBIT 5.7



                        [TROUTMAN SANDERS LLP LETTERHEAD]


                                January 12, 2004


Ardent Health Services LLC
Ardent Health Services, Inc.
One Burton Hills Boulevard, Suite 250
Nashville, Tennessee  37215

                     10% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 (File No. 333-110117) (the "Registration Statement") filed by Ardent Health Services LLC, a Delaware limited liability company (the "Parent"), Ardent Health Services, Inc., a Delaware corporation (the "Issuer"), and the other subsidiaries of the Parent named therein as guarantors (collectively, the "Subsidiary Guarantors") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $225,000,000 principal amount of the Issuer's 10% Senior Subordinated Notes due 2013 (the "Exchange Notes") to be issued in an exchange offer for $225,000,000 principal amount of the Issuer's outstanding 10% Senior Subordinated Notes due 2013 (the "Original Notes"). The Original Notes are, and the Exchange Notes will be, guaranteed by the Parent and the Subsidiary Guarantors, including AHS Cumberland Hospital, LLC, a Virginia limited liability company (the "Virginia Guarantor"). Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

         The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of August 19, 2003 (the "Indenture") among the Issuer, the Parent, the Subsidiary Guarantors and U.S. Bank Trust National Association, N.A., as trustee. The Original Notes were issued and sold on August 19, 2003 to Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act.

         We have acted as special Virginia counsel to the Virginia Guarantor in connection with the transactions contemplated in the Indenture.

         In our capacity as special Virginia counsel to the Virginia Guarantor, we have examined and relied upon copies of the following: (1) the Indenture and
(2) the Form of Notation of Guarantee under the Indenture (the "Notation of Guarantee").

         We have also examined and relied upon such other records, documents, certificates and instruments as we have deemed necessary to enable us to render the opinions contained herein, including without limitation, the following:


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Ardent Health Services LLC
Ardent Health Services, Inc.
January 12, 2004
Page 2


         (a) Certificate of the Secretary of the Virginia Guarantor, dated January 7, 2004 (the "Secretary's Certificate");

         (b) Certificate of Fact of the Virginia Guarantor, dated January 7, 2004, issued by the Virginia State Corporation Commission (the "SCC"); and

         (c) Articles of Organization of the Virginia Guarantor, certified by the Clerk of the SCC on January 7, 2004.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

         As to any factual matters material to our opinion that we did not independently establish or verify, we have relied upon the representations, statements and certifications of public officials and officers, directors and employees of the Virginia Guarantor, including, without limitation, the representations, statements and certifications contained in the Secretary's Certificate (including without limitation the certifications therein with respect to the identity of the duly elected and validly acting officers of the Virginia Guarantor).

         We express no opinion herein concerning any laws other than the laws of the Commonwealth of Virginia. In that regard, we note that the Indenture is governed by the laws of the State of New York and not by the laws of the Commonwealth of Virginia. Our opinion contained in paragraph 5 below is based upon our review of those laws, rules and other governmental regulations of the Commonwealth of Virginia which in our experience are normally applicable to transactions of the type described in the Indenture (such laws, rules and other governmental regulations of the Commonwealth of Virginia being referred to herein as the "Applicable Laws and Regulations"), and, in particular, do not address (i) securities laws or regulations, (ii) pension or employee benefit laws or regulations, (iii) anti-trust or unfair competition laws or regulations, or (iv) tax laws or regulations.

         Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. The Virginia Guarantor is organized and validly existing under the laws of the Commonwealth of Virginia. Virginia does not recognize the concept of "Good Standing" with respect to limited liability companies.

         2. The Virginia Guarantor has the full right, power and authority to execute, deliver and perform its obligations under the Indenture and the Notation of Guarantee.

         3. The Indenture has been duly authorized, executed and delivered by the Virginia Guarantor.


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Ardent Health Services LLC
Ardent Health Services, Inc.
January 12, 2004
Page 3


         4. The Notation of Guarantee has been duly authorized by the Virginia Guarantor.

         5. The execution and delivery by the Virginia Guarantor of the Indenture and the Notation of Guarantee and its performance of its payment obligations thereunder do not conflict with any Applicable Laws and Regulations.

         We express no opinion herein as to the enforceability of any document or agreement in any jurisdiction.

         The opinions provided herein are as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws, rules or regulations which may hereafter occur.

         You should be aware that an opinion of counsel represents our best legal judgment, which may be subject to challenge by any governmental agency and is not binding on any governmental agency or the courts. Our opinion is based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change at any time, prospectively and retroactively. New developments in rulings of any agency, administrative regulations, court decisions, legislative changes or changes in the facts or other information upon which our opinion is based may have an adverse effect on the legal consequences described herein. Any such change could be retroactive so as to apply to any of the transactions contemplated by the Indenture.

         The opinions provided herein are provided solely for the information and benefit of the Parent and the Issuer in connection with the transactions contemplated by the Indenture and may not be relied upon by the Parent and the Issuer for any other purposes or by any other Person for any purpose; provided, that, notwithstanding the foregoing, Ropes & Gray LLP may rely on this opinion letter as if it were addressed to them solely for the purpose of rendering its legal opinion to the Issuer in connection with the issuance of the Exchange Notes.

         Without our prior written consent, this opinion may not be quoted or otherwise referred to in any financial statement or other document, in whole or in part, or furnished to any other person or agency (except to regulatory agencies having jurisdiction over the Parent and the Issuer). Notwithstanding the foregoing sentence, we hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the Securities and Exchange Commission.


                                      Very truly yours,

                                      /s/  Troutman Sanders LLP